POWER OF ATTORNEY
	Know all by these presents, that the undersigned hereby constitutes and appoints each of Holly Murphy, Nicole Napolitano, Adam Rosman and Faith Swennes
or any of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:
	(1)	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Willis Group Holdings Public Limited Company or one of its subsidiaries (as applicable, the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended
  (the "Exchange Act"), and the rules and regulations of the United States
Securities and Exchange Commission ("SEC") thereunder;
	(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, including filing and applying for any accession, CCC and CIK filing codes
(including filing SEC Form ID or any similar form), completing and executing any amendment or amendments thereto and timely filing any such form with the SEC and any stock exchange or similar regulatory authority; and
	(3)	execute for and on behalf of the undersigned, in the undersigned's capacity as a Director or Corporate Secretary of the Company, Section 53
Notification(s) in relation to Directors's/Secretary's Interest(s) in Shares or
Debentures as required under Section 53 and 64 of the Companies Act of 1990, as may be amended and revised from time to time, and the rules thereunder; and
	(4)	do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Notification and timely file such form with the Company as required under the Companies Act; and
	(5)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.
	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by Willis Group
Holdings Limited, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
	This Power of Attorney shall not be affected by the incapacity of the undersigned.
[Remainder of Page Intentionally Left Blank.]
	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of January, 2013.
/s/ Dominic Casserley
Name:	Dominic Casserley
Title:	Chief Executive Officer